UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 22, 2015 (May 21, 2015)

QUANTA SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) On May 21, 2015, Quanta Services, Inc. (the “Company” or “Quanta”) held its 2015 Annual Meeting of Stockholders.

(b) The following table presents the final voting results for the items that were presented for stockholder approval. Unless otherwise indicated, all results presented below reflect the voting power of the Common Stock, Series F Preferred Stock and Series G Preferred Stock, voting together as a single class.

	For	Against	Abstain	Broker Non-Votes
(1) Election of Directors by Holders of Common Stock, Series F Preferred Stock and Series G Preferred Stock
James R. Ball	137,231,214	20,263,243	1,747,221	16,470,328
J. Michal Conaway	155,913,014	3,191,275	137,389	16,470,328
Vincent D. Foster	153,942,264	3,552,427	1,746,987	16,470,328
Bernard Fried	153,612,463	5,487,065	142,150	16,470,328
Louis C. Golm	152,279,539	6,826,018	136,121	16,470,328
Worthing F. Jackman	156,839,593	2,264,587	137,498	16,470,328
James F. O’Neil III	156,866,287	2,241,033	134,358	16,470,328
Bruce Ranck	157,104,515	1,872,225	264,938	16,470,328
Margaret B. Shannon	153,889,541	5,217,753	134,384	16,470,328
Pat Wood, III	151,758,571	7,347,469	135,638	16,470,328
(2) Ratification of the appointment of PricewaterhouseCoopers LLP as Quanta’s independent registered public accounting firm for fiscal year 2015	173,695,165	1,556,273	460,568	—
(3) Approval, by non-binding advisory vote, of Quanta’s executive compensation	150,040,699	8,669,504	531,475	16,470,328

Based on the voting as reported above, the ten director nominees named above were elected as directors of the Company. In addition, the Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015 and approved, by non-binding advisory vote, the compensation of the Company’s named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTA SERVICES, INC.

Dated: May 22, 2015	By:	/s/ Steven J. Kemps
	Name:	Steven J. Kemps
	Title:	Executive Vice President and General Counsel